Registration Statement No. 333-141485
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                          Ultrapetrol (Bahamas) Limited
             (Exact name of registrant as specified in its charter)


  Commonwealth of The Bahamas               4412                   N/A
(State or other jurisdiction of      (Primary Standard       (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                       Code Number)


 Ultrapetrol (Bahamas) Limited                       Seward & Kissel LLP
 Attention: Felipe Menendez R.               Attention: Lawrence Rutkowski, Esq.
Ocean Centre, Montagu Foreshore                   One Battery Park Plaza
          East Bay St.                             New York, New York 10004
        Nassau, Bahamas                                (212) 574-1200
        P.O. Box SS-19084                    (Name, address and telephone number
         (242) 364-4755                            of agent for service)
   (Address and telephone number of
Registrant's principal executive offices)

                                 --------------
                                   Copies to:

      Lawrence Rutkowski, Esq.                    William J. Whelan, III, Esq.
       Seward & Kissel LLP                         Cravath, Swaine & Moore LLP
    One Battery Park Plaza                              Worldwide Plaza
    New York, New York 10004                           825 Eighth Avenue
(212) 574-1200 (telephone number)                   New York, New York 10019
(212) 480-8421 (facsimile number)              (212) 474-1000 (telephone number)
                                               (212) 474-3700 (facsimile number)

                                 --------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                 --------------

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 --------------
                         CALCULATION OF REGISTRATION FEE


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Title of
Each Class of               Proposed
Securities to               Maximum Aggregate
be Registered               Offering Price(1)(2)      Amount of Registration Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.01 per share    $201,250,000              $6,200
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2) Includes common stock, if any, that may be sold pursuant to the underwriters' over-allotment option.

(3)  Previously Paid.

                                 --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-1 of Ultrapetrol (Bahamas) Limited ("Amendment No. 2") does not relate to the contents of the preliminary Prospectus contained in our Registration Statement on Form F-1 which is not amended hereby. This Amendment No. 2 is being filed solely for the purpose of filing the form of Underwriting Agreement and the Fifth Amended and Restated Articles of Association of the Company as Exhibits 1 and 3.1, respectively.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The articles of association of the Registrant and the International Business Companies Act, 2000 of the Commonwealth of The Bahamas, or the IBCA, provide for indemnification of every director and officer of the Registrant out of the funds of the Registrant. The indemnification provisions of the articles of associations provide as follows:

(1) Actions by Others. The Registrant (a) will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or an officer of the Registrant and (b) except as otherwise required by paragraph (3) below, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent of or participant in another person, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in the Right of the Registrant. The Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent of or participant in another person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted honestly and in good faith with a view to the best interests of the Registrant and except that no indemnification will be made in respect of any claim, issue or matter as to which such person have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.

(3) Successful Defense. To the extent that a person who is or was a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (1) or paragraph (2) above, or in defense of any claim, issue or matter therein, such person will be indemnified through the use of Registrant funds against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) Specific Authorization. Any indemnification under paragraph (1) or paragraph
(2) above (unless ordered by a court) will be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said paragraph
(1) and (2) above. Such determination will be made (a) by the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders of the Registrant.

(5) Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under the articles of association of the Registrant in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it will ultimately be determined that he is entitled to be indemnified by the Registrant pursuant to the indemnification provisions of the articles of association.

(5) Right of Indemnity not Exclusive. The indemnification provided by the indemnification provisions of the articles of association is not deemed exclusive of any other rights to which those seeking indemnification may be entitled under any provision of the articles of association, agreement, vote of shareholders or disinterested directors of the Registrant or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

(6) Insurance. The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of or participant in another person against any liability asserted against him and incurred by him in any such capacity, or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify him against such liability under the indemnification provisions of the articles of association.

Section 57 of the IBCA provides as follows:

Indemnification

(1) Subject to subsection (2) and any limitations in its memorandum or articles of association in any unanimous shareholder agreement, a company incorporated under the IBCA may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who:

     (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

     (b) is or was, at the request of the company, serving as a director, officer or liquidator, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

(2) Subsection (1) only applies to a person if the person acted honestly and in good faith with a view to the best interests of the company.

Section 58 of the IBCA allows for directors' and officers' insurance to be purchased by the Registrant and provides as follows:

Insurance

A company incorporated under IBCA may purchase and maintain insurance in relation to any person who is or was a director, a registered agent, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, a registered agent, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of Section 57 of the IBCA, described above.

Item 7. Recent Sales of Unregistered Securities.

In November 2004, we issued $180,000 of 9% First Preferred Ship Mortgage Notes due 2014, or the Notes. The Notes were issued pursuant to the exemption under
Section 4(2) of the Securities Act. The proceeds of the Notes offering were used principally to prepay the $135,000 of 10 1/2% First Preferred Ship Mortgage Notes due 2008 we issued in 1998, or the Prior Notes, and to buy an additional Ocean Business asset, further invest in our River Business and to diversify into the Passenger Business with the acquisition of two passenger vessels.

In the first quarter of 2005, pursuant to a registration rights agreement, we completed a registered exchange offer in which we exchanged registered Notes for the Prior Notes in order to allow the Notes to be eligible for trading in the public markets. Credit Suisse First Boston acted as underwriter for the issuance and exchange of the Notes.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit Number      Description
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1                   Form of Underwriting Agreement

3.1                 Amended and Restated Articles of Association of the Company

3.2 Form of Amended and Restated Memorandum of Association of the Company(1)

4                   Form of Share Certificate(1)

5 Form of Opinion of Higgs & Johnson, Bahamas Counsel to the Company, as to the validity of the Shares(1)

8 Form of Opinion of Seward & Kissel LLP, United States counsel to the Company, with respect to certain tax matters(1)

10.1                Registration Rights Agreement(1)

10.2                Equity Incentive Plan(1)

10.3 Second Amended and Restated Shareholders Agreement by and between Inversiones Los Avellanos S.A., Hazels (Bahamas) Investments Inc., and Solimar Holdings Ltd.(1)

21                  Subsidiaries of the Company(1)

23.1                Consent of Seward & Kissel LLP (contained in Exhibit 8)

23.2 Consent of Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm and member of Ernst & Young Global, independent registered public accounting firm (1)

23.3                Consent of Doll Shipping Consultancy(1)

23.4                Consent of Higgs & Johnson(1)

24                  Powers of Attorney(1)

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(1)  Previously Filed.

Item 9.      Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230,424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, That:

          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss.239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (ss.239.13 of this chapter) or Form F-3 (ss.239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-I9 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is relying on Rule 430B (ss.230.430B of this chapter):

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
     (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430E relating to an offering made pursuant to Rule 4l5(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C (ss.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(i)  The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-l and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 18, 2007.


                                 ULTRAPETROL (BAHAMAS) LIMITED

                                 By:  /s/ Felipe Menendez R.
                                    --------------------------------
                                    Name: Felipe Menendez R.
                                    Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 18, 2007 in the capacities indicated.


         Signature                                    Title
         ---------                                    -----


  /s/ Felipe Menendez R.               Chief Executive Officer, President and
--------------------------------       Director (Principal Executive Officer)
      Felipe Menendez R.



  /s/ Ricardo Menendez R.              Executive Vice President and Director
--------------------------------
      Ricardo Menendez R.




  /s/ Leonard J. Hoskinson             Chief Financial Officer, Secretary and
--------------------------------       Director (Principal Financial Officer
      Leonard J. Hoskinson             and Principal Accounting Officer)


  /s/ Katherine Downs                                 Director
--------------------------------
      Katherine Downs


  /s/ James Martin                                    Director
--------------------------------
      James Martin


  /s/ George Wood                                     Director
--------------------------------
      George Wood


  /s/ Michael C. Hagan                                Director
--------------------------------
      Michael C. Hagan



 Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of America, has signed this registration statement in the City of New York, New York, on April 18, 2007.

RAVENSCROFT SHIP MANAGEMENT INC.

By:    /s/ Leonard J. Hoskinson
      -----------------------------------
      Name: Leonard J. Hoskinson
      Authorized Representative in the United States

                                  EXHIBIT INDEX



Exhibit Number      Description
--------------      -----------

1                   Form of Underwriting Agreement

3.1                 Amended and Restated Articles of Association of the Company

3.2 Form of Amended and Restated Memorandum of Association of the Company(1)

4                   Form of Share Certificate(1)

5 Form of Opinion of Higgs & Johnson, Bahamian Counsel to the Company, as to the validity of the Shares (1)

8 Form of Opinion of Seward & Kissel LLP, United States counsel to the Company, with respect to certain tax matters(1)

10.1                Registration Rights Agreement (1)

10.2                Equity Incentive Plan (1)

10.3 Second Amended and Restated Shareholders Agreement by and between Inversiones Los Avellanos S.A., Hazels (Bahamas) Investments Inc., and Solimar Holdings Ltd.(1)

21                  Subsidiaries of the Company (1)

23.1                Consent of Seward & Kissel LLP (contained in Exhibit 8)

23.2 Consent of Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm and member of Ernst & Young Global, independent registered public accounting firm (1)

23.3                Consent of Doll Shipping Consultancy (1)

23.4                Consent of Higgs & Johnson (1)

24                  Powers of Attorney (1)


--------------
(1)  Previously Filed.